                                                                   EXHIBIT 11.1

                              WESTFIELD AMERICA, INC.

                         COMPUTATION OF PER SHARE EARNINGS

                   FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000

                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                                                WEIGHTED
                                                                                                                AVERAGE
                                                                                              DAYS               SHARES
                                                                                           OUTSTANDING        OUTSTANDING
                                                                                          --------------     ---------------
Average share price for three months
  ended September 30, 2000 (1)                                                $14.14

BASIC

COMMON SHARES OUTSTANDING:
As of July 1, 2000                                         73,354                                    92              73,354
Issued September 18, 2000                                       1                                    12                   -
                                                                                                             ---------------
                                                                                                                     73,354

Net income                                                                                                          $13,305
Less dividends on preferred shares:
   Series A                                                                   $2,172
   Series B                                                                      666
   Series C                                                                    1,594
   Series C-1                                                                    531
   Series C-2                                                                    531
   Series D                                                                    2,656
   Series D-1                                                                    531
   Series E                                                                    1,829                               (10,510)
                                                                      ---------------                        ---------------

Net income allocable to common shares                                                                                $2,795
                                                                                                             ===============
Basic earnings per share amount                                                                                       $0.04
                                                                                                             ===============
DILUTED

Common shares outstanding:                                                                                           73,354

1996 Warrants:
As of July 1, 2000                                          6,246
Series A Preferred Shares                                  (5,871)
                                                   ---------------
   Excess 1996 Warrants (a)                                   375
                                                   ---------------
Per Share Price
   Average Market Price (b)                                                   $14.14
   Exercise Price (c)                                                         $16.01
Common equivalent shares ((b-c)/a)*b                                                                 92                   0

1997 Warrants:
As of July 1, 2000                                          2,090
Series B Preferred Shares                                  (1,800)
                                                   ---------------
   Excess 1997 Warrants (d)                                   290
                                                   ---------------
Per Share Price
   Average Market Price (b)                                                   $14.14
   Exercise Price (e)                                                         $15.00
Common equivalent shares ((b-e)/d)*b                                                                 92                   0

                      WESTFIELD AMERICA, INC. AND SUBSIDIARIES

                    COMPUTATION OF PER SHARE EARNINGS (CONTINUED)

                    FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000

                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                                                  WEIGHTED
                                                                                                                  AVERAGE
                                                                                                DAYS               SHARES
                                                                                             OUTSTANDING         OUTSTANDING
                                                                                            --------------     ---------------
2000 Warrants:
As of July 1, 2000                                            2,840
Series F Preferred Shares                                    (2,703)
                                                     ---------------
   Excess 2000 Warrants (h)                                     137
                                                     ---------------
Per Share Price
   Average market price (b)                                                     $14.14
   Exercise price (f)                                                           $19.42
Common equivalent shares ((b-f/h)*b)                                                                   92                   0

1998 SUBSCRIPTION AGREEMENT:
Subscription agreement amount                            A$ 465,000
Exchange Rate at September 30, 2000                         $0.5450          $ 253,425(g)
Per Share Price
   Average Market Price (b)                                                     $14.14
Common equivalent shares (g*.05)/(b*.95)                                           943                 92                 943

INVESTOR UNIT RIGHTS:

Units Issued 12/9/98                                                               978                 92                 978
Units Issued 1/1/99                                                              1,186                 92               1,186
                                                                                                               ---------------
Common equivalent shares                                                                                                2,164
                                                                                                               ---------------
Weighted average common and common equivalent shares                                                                   76,461
                                                                                                               ===============
Net income                                                                                                            $13,305
Add net income allocable to investor unit rights                                                                           31
Less net income allocable to preferred shares                                                                         (10,510)
                                                                                                               ---------------
Net income allocable to common shares                                                                                  $2,826
                                                                                                               ===============
Diluted earnings per share amount                                                                                       $0.04
                                                                                                               ===============

Note - The Company's preferred shares were not included in the earnings per share calculation as their effect is antidilutive.

(1) The share price used for the EPS calculation is based on the average daily closing market price of the Company's common stock as reported by the New York Stock Exchange.